UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 10, 2015

Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 10, 2015, the stockholders of Live Nation Entertainment, Inc. (the "Company") approved the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of March 19, 2015 (the “2006 Plan”) at the Company’s annual meeting of stockholders (the “Annual Meeting”). The Company’s board of directors adopted the 2006 Plan on March 19, 2015, subject to stockholder approval at the Annual Meeting.
A description of the material terms of the 2006 Plan was set forth under the heading “Proposal No. 2 — Approval of the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as Amended and Restated as of March 19, 2015” in the Company’s Definitive Proxy Statement for the Annual Meeting, dated April 27, 2015 (the “Proxy Statement”), and is incorporated herein by reference. The description of the 2006 Plan is qualified in its entirety by reference to the 2006 Plan, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
Also on June 10, 2015, the stockholders of the Company approved the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 19, 2015 (the “2005 Plan”) at the Annual Meeting. The Company’s board of directors adopted the 2005 Plan on March 19, 2015, subject to stockholder approval at the Annual Meeting.
A description of the material terms of the 2005 Plan was set forth under the heading “Proposal No. 3 — Approval of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as Amended and Restated as of March 19, 2015” in the Proxy Statement, and is incorporated herein by reference. The description of the 2005 Plan is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached hereto as Exhibit 10.2 and which is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
(b) At the Annual Meeting:
1. Mark Carleton, Jonathan Dolgen, Ari Emanuel, Ted Enloe, Jeff Hinson, Jimmy Iovine, Peggy Johnson, Jim Kahan, Greg Maffei, Randall Mays, Michael Rapino and Mark Shapiro were elected as directors to serve for a term of one year expiring at the annual meeting of stockholders held in 2016 or until their successors are elected and qualified;
2. the adoption of the 2006 Plan was approved;
3. the adoption of the 2005 Plan was approved;
4. an advisory resolution was passed in favor of the Company’s executive compensation; and
5. Ernst & Young LLP was ratified as the Company’s independent registered public accounting firm for the 2015 fiscal year.

The final results of the voting at the Annual Meeting were as follows:

Proposal No. 1 – Election of Directors
Nominees	For	Against	Abstained	Pass Rate	Broker Non-Votes
Mark Carleton	129,462,026	42,409,468	1,434,426	75%	7,667,904
Jonathan Dolgen	171,733,831	125,193	1,446,896	99%	7,667,904
Ari Emanuel	172,305,929	129,616	870,375	99%	7,667,904
Ted Enloe	143,928,393	27,942,341	1,435,186	83%	7,667,904
Jeff Hinson	171,432,459	426,994	1,446,467	99%	7,667,904
Jimmy Iovine	172,250,858	185,552	869,510	99%	7,667,904
Peggy Johnson	171,484,359	375,544	1,446,017	99%	7,667,904
Jim Kahan	171,732,462	127,573	1,445,885	99%	7,667,904
Greg Maffei	133,823,712	38,622,845	859,363	77%	7,667,904
Randall Mays	167,832,231	4,605,701	867,988	97%	7,667,904
Michael Rapino	172,301,035	158,453	846,432	99%	7,667,904
Mark Shapiro	144,677,668	27,770,241	858,011	83%	7,667,904

Proposal No. 2 – Adoption of the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of March 19, 2015
For	Against	Abstained	Pass Rate	Broker Non-Votes
171,197,150	1,258,735	850,035	99%	7,667,904

Proposal No. 3 – Adoption of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 19, 2015
For	Against	Abstained	Pass Rate	Broker Non-Votes
133,611,091	38,850,276	844,553	77%	7,667,904

Proposal No. 4 – Advisory Vote on the Company’s Executive Compensation
For	Against	Abstained	Pass Rate	Broker Non-Votes
151,673,643	20,522,818	1,109,459	88%	7,667,904

Proposal No. 5 – Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2015
For	Against	Abstained	Pass Rate
179,620,174	319,829	1,033,782	99%

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
June 11, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of March 19, 2015
10.2	Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 19, 2015